Exhibit 5.1

January 21, 2015

CNL Healthcare Properties, Inc.

450 South Orange Avenue

Orlando, FL 32801

Re:	CNL Healthcare Properties, Inc.

Registration Statement on Form S-11 (File No. 333-196108)

Ladies and Gentlemen:

We have acted as counsel to CNL Healthcare Properties, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-11 (File No. 333-196108), as amended by Pre-Effective Amendment No. 2 thereto (the “Registration Statement”), relating to the proposed offer and sale by the Company of up to $1,000,000,000 in shares of the Company’s common stock, $.01 par value (“Common Stock”).

In connection with rendering the opinion set forth in this letter, we have examined and relied upon the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, the Bylaws of the Company as in effect on the date of this opinion, resolutions of the Board of Directors of the Company and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

The opinion set forth herein is subject to the following qualifications, which are in addition to any other qualifications contained herein:

(i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

(ii) The opinion set forth herein is based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinion would not be different after any change in any of the foregoing occurring after the date hereof.

(iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

CNL Healthcare Properties, Inc.

January 21, 2015

(iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

(v) We express no opinion as to the laws of any state or jurisdiction other than the Maryland General Corporation Law. The opinion presented herein concerns is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement the opinion presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinion presented herein after the date hereof. We also note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the $1,000,000,000 in shares of Common Stock, when issued and sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable under the Maryland General Corporation Law as in effect on this date.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ ARNOLD & PORTER LLP

ARNOLD & PORTER LLP